Exhibit 99.3
Joint Filing Agreement
In accordance with the requirements of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and subject to the limitations set forth therein, the parties set forth below agree to jointly file the Schedule 13D to which this joint filing agreement is attached, and have duly executed this joint filing agreement as of the date set forth below.
August 7, 2009

GLENHILL ADVISORS, LLC
By:	/s/ GLENN J. KREVLIN
	Name:	Glenn J. Krevlin
	Title:	Managing Member

/s/ GLENN J. KREVLIN
Name: Glenn J. Krevlin

GLENHILL CAPITAL MANAGEMENT, LLC
By:	GLENHILL ADVISORS, LLC
Managing Member

By:	/s/ GLENN J. KREVLIN
	Name:	Glenn J. Krevlin
	Title:	Managing Member

GLENHILL CAPITAL LP
By:	GLENHILL CAPITAL MANAGEMENT, LLC
General Partner

By:	GLENHILL ADVISORS, LLC Managing Member

By:	/s/ GLENN J. KREVLIN
	Name:	Glenn J. Krevlin
	Title:	Managing Member

GLENHILL CONCENTRATED LONG MASTER FUND LLC
By:	Glenhill Capital Management LLC, its managing member

By:	Glenhill Advisors, LLC, its managing member

By:	/s/ GLENN J. KREVLIN
	Name:	Glenn J. Krevlin
	Title:	Managing Member

GLENHILL CAPITAL OVERSEAS MASTER FUND LP
By:	GLENHILL CAPITAL OVERSEAS GP, LTD
General Partner

By:	GLENHILL CAPITAL MANAGEMENT, LLC
Sole Shareholder

By:	GLENHILL ADVISORS, LLC
Managing Member

By:	/s/ GLENN J. KREVLIN
	Name:	Glenn J. Krevlin
	Title:	Managing Member